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                                                                    Exhibit 23.5

              [Letterhead of Wessels, Arnold & Henderson, L.L.C.]

                 Consent of Wessels, Arnold & Henderson, L.L.C.
                 ---------------------------------------------


     We hereby consent to the use of our opinion letter dated August 14, 1997, to the Board of Directors of COROMED, Inc. included as Exhibit D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of COROMED, Inc. with COROMED Acquisition Corporation, a wholly owned subsidiary of Omnicare, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--The Merger--Fairness Opinion," "The Merger--Background of the Merger," "The Merger - Reasons for the Merger" and "The Merger--Fairness Opinion."


                                             WESSELS, ARNOLD & HENDERSON, L.L.C.

                                             BY:  /s/ Bryson D. Hollimon
                                             ---------------------------
                                                  Bryson D. Hollimon
                                                  Managing Director and
                                                  Head of Investment Banking


November 12, 1997